UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 10, 2007

AMKOR TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29472	23-1722724
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1900 SOUTH PRICE ROAD
CHANDLER, AZ 85248
(Address of Principal Executive Offices, including Zip Code)
(480) 821-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
ITEM 7.01 Regulation FD Disclosure.
ITEM 9.01 Financial Statements and Exhibits
SIGNATURES
Index to Exhibits
EX-99.1
EX-99.2

ITEM 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
     On May 10, 2007, Amkor Technology, Inc. (the “Company”) gave notice to holders of its outstanding 10.50% Senior Subordinated Notes due 2009 (the “Notes”) that it has elected to redeem all remaining outstanding Notes issued pursuant to an Indenture, dated May 13, 1999 (as supplemented, the “Indenture”), between the Company and U.S. Bank National Association, as successor to State Street Bank and Trust Company, as trustee. As of May 10, 2007, the aggregate principal amount of the remaining Notes outstanding was $21,882,000.
     Pursuant to the Notes and the terms of the Indenture, the Notes will be redeemed on June 11, 2007, at a redemption price equal to 100% of the outstanding principal amount, plus accrued and unpaid interest from May 1, 2007 to the redemption date of approximately $11.67 per $1,000 principal amount, for a total redemption price of approximately $1,011.67 per $1,000 principal amount of Notes. The Notes will cease to be outstanding and no further interest will accrue on the Notes after June 11, 2007. Amkor will fund the redemption with existing cash balances.
ITEM 7.01 Regulation FD Disclosure.
     On May 10, 2007, the Company issued a press release announcing the redemption of the Notes. A copy of the press release is attached as Exhibit 99.2 to this Current Report and is incorporated by reference herein.
ITEM 9.01 Financial Statements and Exhibits
(c)   Exhibits.

Exhibit	Description
99.1	Notice of Redemption dated May 10, 2007, to holders of the Company’s 10.50% Senior Subordinated Notes due 2009.
99.2	Press Release issued by Amkor Technology, Inc. on May 10, 2007, announcing the call for redemption of all of its outstanding 10.50% Senior Subordinated Notes due 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2007	Amkor Technology, Inc.
/s/ Kenneth T. Joyce
Kenneth T. Joyce
Chief Financial Officer

Index to Exhibits

Exhibit	Description
99.1	Notice of Redemption dated May 10, 2007, to holders of the Company’s 10.50% Senior Subordinated Notes due 2009.
99.2	Press Release issued by Amkor Technology, Inc. on May 10, 2007, announcing the call for redemption of all of its outstanding 10.50% Senior Subordinated Notes due 2009.